Exhibit 10.4
BOB EVANS FARMS, INC.
AMENDED AND RESTATED 2006 EQUITY AND CASH INCENTIVE PLAN
CEO LONG-TERM PERFORMANCE-BASED INCENTIVE AWARD PROGRAM
(Terms and Conditions for the Five-Year Performance Period from
Fiscal Year 2010 through Fiscal Year 2014)
In accordance with Section 5(a)(iv) of the Amended and Restated Employment Agreement by and between Bob Evans Farms, Inc. (the “Company”, “we”, “our” or “us”) and you, you will be participating in a Long-Term Performance-Based Incentive Award Program (the “Program”). The vesting of Shares awarded under the Program is subject to the achievement of Performance Objectives and other terms and conditions provided in this Agreement (this “Agreement,” which is also referred to as the “Five-Year Performance Agreement” in the Award Agreement, defined below in Section 1(a)). Your participation is also subject to the terms and conditions described in the Bob Evans Farms, Inc. Amended and Restated 2006 Equity and Cash Incentive Plan (the “Plan”).
To ensure you fully understand the terms and conditions associated with your right to receive Shares under this Agreement, you should carefully read the Plan, the Amended and Restated Employment Agreement, effective May 1, 2009, and this Agreement. Capitalized terms that are not defined in this Agreement have the same meanings as in the Plan.
You should return a signed copy of this Agreement to:

          Senior Vice President — Human Resources
          Bob Evans Farms, Inc.
          3776 S. High St.
          Columbus, Ohio 43207
1. Conditional Performance Shares
(a) Number of Conditional Performance Shares: Each fiscal year during the “Five-Year Performance Period” beginning with fiscal year 2010 through fiscal year 2014, the Committee will grant to you an award of Performance Shares, pursuant to an agreement substantially in the form attached to this Agreement as Appendix A (the “Award Agreement”). If you attain the fiscal year performance objectives that the Committee approves for that fiscal year, as reflected in the terms of the Award Agreement, the Performance Shares granted under each Award Agreement will be credited to a book-entry account in your name. The “Pool” will be the total number of Performance Shares credited to that book-entry account at the end of the Five-Year Performance Period. Once your Performance Shares are added to the Pool, such shares will become “Conditional Performance Shares.” Any Conditional Performance Shares distributed to you at the end of the Five-Year Performance Period will depend upon your fulfilling the Vesting Conditions, as provided in paragraph (b) below, and the Committee’s exercise of its discretion of its authority to determine the final number of Conditional Performance Shares that will be distributed to you, as provided in paragraph (c) below.
(b) Vesting Conditions: The vesting of your Conditional Performance Shares is subject to the following “Vesting Conditions”:
     (i) Employment Conditions: This Agreement will terminate and you will forfeit any interest in the Program, in the event that (i) your employment with us terminates for any reason prior to the end of the Five-Year Performance Period or (ii) you are not our Chief Executive Officer at the end of the Five-Year Performance Period. Your interest in the Program consists of any Conditional Performance Shares credited to the Pool under this Agreement or any Award Agreement.
     (ii) “Performance Objectives”: In order to receive any of the Conditional Performance Shares, the total stockholder return (“TSR”) over the Five-Year Performance Period of the Company relative to our Peer Group must be ranked at the 50th percentile or greater. “Peer Group” means the group of companies selected by the Committee within ninety (90) days from the beginning of the Five-Year

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Performance Period and attached as Appendix B. The TSR over the Five-Year Performance Period will be the average annual TSR of the Company and of each of the companies in the Peer Group during the Five-Year Performance Period. The annual TSR for both the Company and each of the companies in the Peer Group will be calculated beginning on the first day of the Company’s fiscal year and ending of the last day of the Company’s fiscal year beginning on the Company’s fiscal year 2010 and each subsequent fiscal year through 2014. The TSR calculation will represent the daily rate of return reflecting daily price change plus reinvestment of daily dividends and the compounding effect of dividends paid on reinvested dividends. A detailed explanation of the TSR calculation and an example is attached to this Agreement as Appendix C. The Peer Group may, but does not have to, be the same peer group established under any Award Agreement. Only those companies in the Peer Group remaining as a publicly-traded company as of the end of our 2014 fiscal year will be included in the Peer Group used to determine the Company’s TSR ranking under this paragraph (b)(ii).
The TSR will be calculated to the tenth decimal place and will not be rounded to the nearest whole number for purposes of determining whether the Performance Objectives under this paragraph (b)(ii) have been met.
A set of examples of the number of Conditional Performance Shares that may be distributed to you under the Program, prior to the Committee’s discretion to adjust the number of Conditional Performance Shares that may be ultimately distributed to you as provided in paragraph (c) below, is attached as Appendix D.
(c) Committee Discretion: In exercising its discretion to determine the final number of Conditional Performance Shares that will be distributed to you under this Agreement, the Committee may take into consideration the following performance metrics over the Five-Year Performance Period: the Company’s absolute net income growth, actual average TSR and total return for stockholders, your performance versus the Company’s strategic goals, the value of your outstanding equity grants, your compensation as compared to the compensation of the equivalent officers at your level in the market, any extraordinary circumstances that affect the Company’s performance, and/or any other criteria that the Committee, in its sole discretion, deems appropriate. The Committee may not increase the final distribution of Conditional Performance Shares beyond the total number of Conditional Performance Shares credited to the Pool during the Five-Year Performance Period. The Committee will certify whether the Performance Objectives and other material terms and conditions of this Agreement have been met under Code section 162(m)(4)(C)(iii) and will also certify the number of Conditional Performance Shares that have vested and that will be distributed to you. The Committee will use its best efforts to certify the number of Conditional Performance Shares that will be distributed to you and make the aforementioned certifications by the end of June 2014.
2. Transfer Restrictions: You may not sell, transfer, pledge, assign, alienate or hypothecate the Conditional Performance Shares credited to the Pool, except by will or the laws of descent and distribution. Any Conditional Performance Shares credited to the Pool will be held in a book-entry account in your name. Any Conditional Performance Shares that the Committee certifies have vested pursuant to Section 1(c) of this Agreement will be settled as unrestricted Shares within thirty (30) days of such certification.
3. Other Rules Affecting Your Conditional Performance Shares:
     (a) Rights During the Restriction Period: You may not vote or receive any dividends associated with Conditional Performance Shares credited to the Pool until they are settled as provided in Section 2 of this Agreement.
     (b) Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any Conditional Performance Shares that the Committee certifies will be distributed to you, but that have not been settled at the time of your death, by completing the Beneficiary Designation Form attached to this Agreement as Appendix E. It should be noted that if you die prior to the end of the Five-Year Performance Period, no Shares will be distributed to your beneficiary or beneficiaries under this Agreement and the Program. If you wish to change your beneficiary, you may complete a new Beneficiary Designation Form attached as Appendix E. The Beneficiary Designation Form does not need to be completed now and is not required to be completed as a condition of vesting or distribution of your Conditional Performance Shares. However, if you die without completing a Beneficiary Designation Form or if you do not complete the

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form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (c) Tax Withholding:
          (i) You may be required to pay to us and we will have the right and are hereby authorized to withhold from any issuance or transfer due under this Agreement, or under the Plan or from any compensation or other amount owing to you, applicable withholding taxes with respect to any Shares distributed pursuant to this Agreement or the Plan and to take such action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. Where practicable, we will provide advance notice of your withholding obligations.
          (ii) Without limiting the generality of paragraph (c)(i) above, you may satisfy your withholding liability: (A) by having us withhold from the number of Shares that otherwise would be issued to you when your Conditional Performance Shares are settled, a number of Shares with a Fair Market Value equal to the statutory minimum withholding liability; or (B) through the delivery or attestation of a number of Shares owned by you for at least six (6) months before the Conditional Performance Shares are settled (or such other period established by generally accepted accounting principles) and that have a Fair Market Value equal to the statutory minimum withholding liability.
     (d) Governing Law: This Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the corporate laws of the state in which we are incorporated are mandatorily applicable.
     (e) Other Agreements: Your Conditional Performance Shares will be subject to the terms of any other written agreements between you and us to the extent that those other agreements do not directly conflict with the terms of the Plan or this Agreement.
     (f) Recoupment: This Agreement, and any Shares you may receive under this Agreement, is subject to the Company’s Executive Compensation Recoupment Policy, adopted by the Company on February 17, 2009, as it may be amended from time to time (the “Policy”) and the Executive Recoupment Policy Acknowledgement and Agreement that you signed in accordance with the Policy.
     (g) Adjustments to Your Conditional Performance Shares: If there is a Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Committee shall appropriately adjust the number of Conditional Performance Shares and any other factors, limits or terms affecting your Conditional Performance Shares. Any decision the Committee makes as to the appropriate adjustments to be made to your Conditional Performance Shares will be binding on you.
     (h) Other Terms and Conditions: Your Conditional Performance Shares are subject to the terms and conditions described in this Agreement and the Plan, which is incorporated by reference into and made a part of this Agreement. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Conditional Performance Shares. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Agreement, and its determination of the meaning of any provision in the Plan or this Agreement shall be binding on you.
     (i) Signature in Counterparts: This Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
*    *    *    *    *

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Your Acknowledgment
By signing below as the “Participant,” you acknowledge and agree that:
  •   A copy of the Plan and prospectus have been made available to you; and
  •   You understand and accept the terms and conditions placed on your Conditional Performance Shares.
PARTICIPANT

/s/ Steven A. Davis		Date:	6/18/09

Steven A. Davis

BOB EVANS FARMS, INC.

By:	/s/ Michael J. Gasser	Date:	6/18/09
Michael J. Gasser
Lead Independent Director

By:	/s/ Paul Williams	Date:	6/18/09
Paul Williams
Chairman, Compensation Committee of the Board of Directors

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APPENDIX A
AWARD AGREEMENT
Please see Exhibit 10.5 to Bob Evans Farms, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 24, 2009 (File No 0-1667)

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APPENDIX B
PEER GROUP
BJ’s Restaurants Inc
Brinker International Inc.
Buffalo Wild Wings Inc
California Pizza Kitchen Inc
Carrols Restaurant Group Inc
CBRL Group Inc.
Cheesecake Factory Inc. (The)
CKE Restaurants Inc.
Darden Restaurants Inc.
Del Monte Foods Co
Dennys Corp
DineEquity Inc
Domino’s Pizza Inc
Famous Dave’s of America Inc
Frisch’s Restaurants Inc.
Hain Celestial Group Inc (The)
J.M. Smucker Co (The)
Lance Inc
Landry’s Restaurants Inc.
McCormick & Company Inc
McDonald’s Corp
O’Charley’s Inc
P.F. Changs China Bistro Inc
Panera Bread Co
Papa John’s International Inc
Red Robin Gourmet Burgers Inc
Ruby Tuesday Inc
Sanderson Farms Inc
Steak n Shake Co (The)
Triarc Cos Inc.
YUM! Brands Inc.

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APPENDIX C
TSR CALCULATION AND EXAMPLE
TSR CALCULATION
The TSR calculated for Bob Evans and each of the companies in the Peer Group will be the average of the five annual returns over the five-year performance period. The TSR calculation representing the daily rate of return will be based on the following assumptions:
  - Will reflect daily price change
  - Will reflect the reinvestment of daily dividends and the compounding effect of dividends paid on reinvested dividends
  - Will use ex-date dividends per share
  - Will use the closing stock price on the date of the dividend is paid to calculate the dividend yield
To ensure consistent comparisons, each annual TSR will be measured for Bob Evans for its fiscal year and for each of the Peer Group companies over the same time period.
TSR will be calculated for each year of the five-year performance period, with the average annual TSR calculated at the end of the five-year performance period to determine Bob Evans’ percentile rank. Neither Bob Evans’ average annual TSR, nor percentile rank, will be rounded up to achieve the 50th percentile requirement.

TSR CALCULATION EXAMPLE

	Annual Total Shareholder Return*					5-Year
	2004	2005	2006	2007	2008	Average
Dennys Corp	333.3	55.8	21.7	-4.9	-32.8	74.6
Sanderson Farms Inc	202.9	-0.3	-25.8	51.5	6.9	47.0
Lance Inc	115.4	13.4	60.2	-10.6	-2.4	35.2
McDonald’s Corp	61.7	9.6	20.3	43.0	27.4	32.4
Famous Dave’s of America Inc	94.8	38.6	34.3	30.5	-52.7	29.1
YUM! Brands Inc.	57.0	22.2	11.0	21.3	33.7	29.1
Red Robin Gourmet Burgers Inc	88.0	68.6	-7.2	-11.9	3.7	28.2
CKE Restaurants Inc.	92.0	41.3	7.9	29.5	-47.6	24.6
Papa John’s International Inc	40.7	2.5	95.0	-8.1	-12.1	23.6
Buffalo Wild Wings Inc	@NA	-8.3	41.9	51.2	-5.8	19.8
Darden Restaurants Inc.	29.9	32.8	33.5	5.9	-12.5	17.9
DineEquity Inc	45.2	12.9	19.7	25.3	-19.4	16.7
BJ’s Restaurants Inc	54.1	33.6	49.2	-21.8	-32.3	16.6
Domino’s Pizza Inc	@NA	@NA	47.5	24.2	-30.5	13.7
Frisch’s Restaurants Inc.	57.4	-14.6	2.0	52.8	-30.0	13.5
J.M. Smucker Co (The)	47.3	-3.1	-19.0	45.6	-8.6	12.4
Panera Bread Co	20.2	22.4	48.3	-24.9	-6.2	12.0
McCormick & Company Inc	40.2	3.0	2.8	8.8	4.2	11.8
Hain Celestial Group Inc (The)	13.9	-9.9	51.5	11.6	-17.8	9.9	← Bob Evans
Landry’s Restaurants Inc.	79.9	-21.8	37.3	-15.7	-45.7	6.8
Triarc Cos Inc.	28.5	28.6	28.8	5.5	-58.9	6.5
California Pizza Kitchen Inc	3.7	9.0	38.6	5.7	-30.0	5.4
Del Monte Foods Co	39.1	-5.7	12.6	0.9	-21.0	5.2
CBRL Group Inc.	18.8	3.9	7.0	11.0	-15.6	5.0
Brinker International Inc.	21.1	-12.1	16.4	20.3	-25.7	4.0
Cheesecake Factory Inc. (The)	33.9	8.8	2.8	-12.5	-18.0	3.0
Steak n Shake Co (The)	62.9	-4.1	5.7	-15.4	-51.0	-0.4
Ruby Tuesday Inc	52.2	-24.7	32.5	-8.3	-67.8	-3.2
P.F. Changs China Bistro Inc	16.0	14.2	-23.3	-10.2	-18.9	-4.4
O’Charley’s Inc	-6.6	5.6	-15.0	24.5	-44.2	-7.1
Carrols Restaurant Group Inc	@NA	@NA	@NA	@NA	-46.4	-46.4

75th Percentile	67.2	22.4	38.3	25.1	-7.4	24.1
50th Percentile	46.3	8.8	20.0	7.3	-19.4	12.4
40th Percentile	40.0	3.2	12.0	3.7	-30.0	9.9
25th Percentile	26.7	-4.1	3.6	-9.7	-38.5	5.1

Bob Evans Farms Inc.	23.1	-32.3	44.3	29.3	-22.2	8.4
Percent Rank	23%	0%	81%	79%	46%	38%

*	The TSR calculation will represent the daily rate of return reflecting daily price change plus reinvestment of daily dividends and the compounding effect of dividends paid on reinvested dividends. Each year will begin on the first day of Bob Evans fiscal year and end on the last day of Bob Evans fiscal year.

Disclaimer: the figures used in Appendix C are for demonstration purposes only and do not anticipate or predict the Company’s future performance. Information that it contains is not designed or intended to serve as investment advice.

APPENDIX D
EXAMPLES OF CALCULATION OF CONDITIONAL PERFORMANCE SHARES SUBJECT TO
COMMITTEE DISCRETION FOR FINAL DETERMINATION OF DISTRIBUTION
The Committee will consider Bob Evans’ five-year average TSR relative to that of the peer companies, using the following schedule:
TSR < 50th percentile: no shares are earned
TSR = 50th percentile: 40% of shares in the award pool may be earned
TSR = 75th percentile: 80% of shares in the award pool may be earned
TSR ≥ 90th percentile: 100% of the shares in the award pool may be earned
In the above guide, the calculation of the number of shares to be considered will be interpolated for performance falling between these percentiles. For example, if Bob Evans’ TSR is at the 62.5 percentile, then 60% of the shares in the award pool may be earned. However, the final number of shares distributed is subject to the Committee’s discretion as provided below.
Examples of how the Program might pay out are shown on page D-2 of this Appendix D, based solely on the TSR schedule shown above, without regard to the Committee’s discretion to determine the final number of shares to be distributed. The Committee has the authority to exercise its discretion to determine the final number of shares to be distributed, giving consideration to any criteria that the Committee, in its sole discretion, deems appropriate. Note that the Committee cannot award a final number of shares to be distributed that is greater than 100% of the shares in the award pool at the end of the Five-Year Performance Period.

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Net Income Growth Circuit Breaker with TSR Modifier
Example #1: High-End Award

	2010	2011	2012	2013	2014	Total
NI Growth % of Plan	90%	100%	95%	120%	110%

Relative NI Growth Percent Rank	80%	90%	85%	90%	80%

Target # Shares	47,000	47,000	46,000	46,000	45,000	231,000
# Shares Added to Pool	47,000	47,000	46,000	46,000	45,000	231,000

5-Year Average TSR Percent Rank						80%

TSR Modifier (Threshold = 50th Percentile)						87%
# of Shares Earned						200,200

2014 FYEnd Closing Price						$33.43

Total Value						$6,693,524
Net Income Growth Circuit Breaker with TSR Modifier
Example #2: Medium-End Award

	2010	2011	2012	2013	2014	Total
NI Growth % of Plan	90%	50%	110%	95%	80%

Relative NI Growth Percent Rank	80%	20%	80%	60%	45%

Target # Shares	47,000	47,000	46,000	46,000	45,000	231,000
# Shares Added to Pool	47,000	0	46,000	46,000	0	139,000

5-Year Average TSR Percent Rank						50%

TSR Modifier (Threshold = 50th Percentile)						40%
# of Shares Earned						55,600

2014 FYEnd Closing Price						$27.78

Total Value						$1,544,655
Net Income Growth Circuit Breaker with TSR Modifier
Example #3: Low-End Award

	2010	2011	2012	2013	2014	Total
NI Growth % of Plan	90%	70%	50%	65%	85%

Relative NI Growth Percent Rank	80%	40%	20%	35%	55%

Target # Shares	47,000	47,000	46,000	46,000	45,000	231,000
# Shares Added to Pool	47,000	0	0	0	45,000	92,000

5-Year Average TSR Percent Rank						40%

TSR Modifier (Threshold = 50th Percentile)						0%
# of Shares Earned						0

2014 FYEnd Closing Price						$24.07

Total Value						$0
Note: 2014 FYEnd Closing Price based on an EPS of $1.73 grown over 5 year period at the following rates: 10% (high-end award), 6% (medium-end award), 3% (low-end award), mulitiplied by a PE Ratio of 12.
Disclaimer: the figures used in this Appendix D are for example purposes only and do not anticipate or predict the Company’s future performance. Information that it contains is not designed or intended to serve as investment advice.

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 APPENDIX E
BOB EVANS FARMS, INC.
AMENDED AND RESTATED 2006 EQUITY AND CASH INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM
Primary Beneficiary Designation. I designate the following person(s) as my primary beneficiary or beneficiaries, in the proportion specified, to receive or to exercise any vested Awards under the Bob Evans Farms, Inc. Amended and Restated 2006 Equity and Cash Incentive Plan (the “Plan”) that are unpaid or unexercised at my death:

% to

	(Name)	(Relationship)

Address:

% to

	(Name)	(Relationship)

Address:

% to

	(Name)	(Relationship)

Address:

% to

	(Name)	(Relationship)

Address:

Note: You are not required to name more than one primary beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.
Contingent Beneficiary Designation. If one or more of my primary beneficiaries dies before I die, I direct that any vested Awards under the Plan that are unpaid or unexercised at my death and that might otherwise have been paid to that beneficiary be:

Allocated to my other named primary beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased primary beneficiary); or

Allocated, in the proportion specified, among the following contingent beneficiaries:

% to

	(Name)	(Relationship)

Address:

% to

	(Name)	(Relationship)

Address:

% to

	(Name)	(Relationship)

Address:

% to

	(Name)	(Relationship)

Address:

Note: You are not required to name more than one contingent beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

(Signature)	(Date)

(Print Name)
Please return an executed copy of this form to us at the following address: Compensation Department , Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207.

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